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EXHIBIT 99.01

Board of Directors
Central European Media Enterprises Ltd.

Gentlemen:

         I hereby consent to my being named as a nominee for director of Central European Media Enterprises Ltd. (the "Company") in the Company's Form 10-K/A and to serve in such capacity if so elected.

                            Very truly yours,


                                                 /s/ Robert R. Grusky
                                                ----------------------
                                                Robert R. Grusky

                                                April 29, 1998

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